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                                                                   EXHIBIT 10.51

                   LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           CMS PANHANDLE HOLDINGS, LLC

                                    AS SELLER

                                       AND

                         MARATHON ASHLAND PETROLEUM LLC
                                       AND
                TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

                               SEVERALLY AS BUYERS

                                JANUARY 30, 2003

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                   LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

      THIS LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is entered into as of January 30, 2003, by and between CMS PANHANDLE HOLDINGS, LLC, a Delaware limited liability company (the "Seller"), and MARATHON ASHLAND PETROLEUM LLC, a Delaware limited liability company ("MAP") and TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership, ("TEPPCO") (MAP and TEPPCO severally herein the "Buyers"). The Seller and the Buyers are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

      WHEREAS, Seller's predecessor in interest, Panhandle Eastern Pipe Line Company ("PEPL"), MAP and TEPPCO are the sole members of Centennial Pipeline LLC, a Delaware limited liability company ("Centennial"), pursuant to that certain Amended and Restated Limited Liability Company Agreement entered into among them effective August 20, 2000, amended on May 4, 2001 and on December 3, 2002 ("LLC Agreement"); and

      WHEREAS, the Seller's membership interest in Centennial was acquired by assignment from PEPL, its Affiliate, on November 1, 2001; and

      WHEREAS, the Seller owns a 33 1/3% membership interest in Centennial (the "Membership Interest"); and

      WHEREAS, each of the Buyers owns a 33 1/3% membership interest in Centennial; and

      WHEREAS, the Parties have reached an agreement in principle pursuant to which Seller will sell to the Buyers, and the Buyers will purchase from Seller, in equal shares, Seller's Membership Interest; and

      WHEREAS, the Parties desire hereby to reduce their agreement to writing.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

      1.    Definitions.

            "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations,
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taxes, liens, losses, expenses, and fees, including court costs and attorneys'
fees and expenses, but excluding punitive, exemplary, special or consequential damages (except as to third party claims for which a Party has rights of indemnification under this Agreement).

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

            "Buyers" has the meaning set forth in the preface.

            "Centennial" has the meaning set forth in the recitals.

            "Centennial Assets" means all of the assets of Centennial of whatever nature.

            "Centennial Project Debt" means the debt facility pursuant to that certain Master Shelf Agreement dated as of May 4, 2001, as amended and in effect from time to time, by and between Centennial and The Prudential Insurance Company of America pursuant to which $140,000,000 Senior Notes were issued and that certain Revolving Note Agreement dated as of May 4, 2001, as amended and in effect from time to time, by and between Centennial and The Prudential Insurance Company of America pursuant to which Senior Floating Rate Revolving Notes due May 4, 2004 were issued.

            "Closing" has the meaning set forth in Section 2(c).

            "Closing Date" has the meaning set forth in Section 2(c).

            "Encumbrance" means any mortgage, pledge, lien (including tax liens), encumbrance, charge, other security interest or defect in title.

            "Governmental Authority" means the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

            "Indemnified Party" has the meaning set forth in Section 7(d).

            "Indemnifying Party" has the meaning set forth in Section 7(d).

            "Laws" means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any applicable Governmental Authority.

            "LLC Agreement" has the meaning set forth in the recitals.

            "Maintenance Agreement" has the meaning set forth in Section 4(h).


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            "Material Adverse Effect" means any change or effect that, individually or in the aggregate with other changes or effects, is materially adverse to the businesses, operations and properties of a Buyer, Seller or Centennial, each taken as a whole, provided that in determining whether a Material Adverse Effect has occurred, changes or effects relating to (i) the liquids pipeline industry generally (including, but not limited to, the price of liquids and the costs associated with the production and delivery of liquids) or changes in the regulation thereof, or (ii) United States or global economic conditions or financial markets in general, shall not be considered.

            "Membership Interest" has the meaning set forth in the recitals.

            "Party" and "Parties" have the meanings set forth in the preface.

            "PEPL" means Panhandle Eastern Pipe Line Company, a Delaware corporation.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

            "Post-Closing Membership Interest" has the meaning set forth in
Section 2(a).

            "Purchase Price" has the meaning set forth in Section 2(b).

            "Seller" has the meaning set forth in the preface.

            "Third Party Claim" has the meaning set forth in Section 7(d).

            "Trunkline" means CMS Trunkline Gas Company, LLC, a Delaware limited liability company, formerly known as Trunkline Gas Company.

      2.    Purchase and Sale.

            (a) Sale of Membership Interest. Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Buyers, and the Buyers agree to purchase from the Seller, in equal shares, all of the Seller's right, title and interest in and to the Membership Interest. From and after such sale and purchase, each of the Buyers shall own a 50% membership interest in Centennial ("Post-Closing Membership Interest").


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            (b)   Purchase Price. In consideration for the sale of the
                  Membership Interest, each of the Buyers agrees to pay to the Seller at the Closing TWENTY MILLION DOLLARS ($20,000,000.00) (with respect to each Buyer, the "Purchase Price") payable by wire transfer or delivery of other immediately available funds, pursuant to Seller's written instructions received at least five (5) days prior to the Closing.

            (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions each Party will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

            (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyers the various certificates, instruments, and documents referred to in Section 6(a), (ii) each of the Buyers will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b), (iii) the Seller will deliver to each of the Buyers an Assignment and Conveyance in the form of Exhibit 2(d) transferring to each Buyer its respective share of the Seller's right, title and interest in and to the Membership Interest, and (iv) each of the Buyers will deliver to the Seller the Purchase Price.

      3.    Representations and Warranties Concerning the Transaction.

            (a) Representations and Warranties of the Seller. The Seller hereby, severally, represents and warrants to each Buyer as follows:

                  (i) Organization of the Seller. The Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Delaware. Seller is duly licensed or qualified and in good standing as a foreign entity authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect.


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                  (ii)  Authorization of Transaction. The Seller has full power and authority (including full limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Upon receipt of the approval of Seller's Board of Directors referenced in Schedule 3(a)(ii), this Agreement and the transactions contemplated hereby will have been duly authorized by all requisite limited liability company action on the part of the Seller and no further corporate approvals will be required to execute and deliver this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3(a)(ii), the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any Person in order to consummate the transactions contemplated by this Agreement. Seller has received, or will have received by the Closing any written consent required of Southern Union Panhandle Corp. for Seller to execute and deliver this Agreement and for Seller to perform its obligations hereunder.

                  (iii) Noncontravention. Except for the approvals and filings specified in Section 3(a)(ii) or as set forth in
                        Schedule 3(a)(iii), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, approval or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject,


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                        including the Centennial LLC Agreement, except for such
                        violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement, and except for any requirements that have been specifically waived herein by the Buyers.

                  (iv) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyers could become liable or obligated.

                  (v) Capitalization of Centennial. Seller has legal and beneficial ownership of the Membership Interest, free and clear of any restrictions on transfer or Encumbrances other than as is provided in the Centennial LLC Agreement. Upon transfer of the Membership Interest to the Buyers pursuant to this Agreement, the Buyers will own, legally and beneficially, the Membership Interest as herein provided, in each case, free and clear of any restrictions on transfer or Encumbrances by, through or under Seller, other than as is provided in the Centennial LLC Agreement. Seller has no membership interests issued or outstanding in Centennial other than the Membership Interest. The Membership Interest has been duly authorized, is validly issued and is owned of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts, commitments, equities, claims, or demands that could require the Seller to sell, transfer, or otherwise dispose of any of the Membership Interest (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any membership interests, including the Membership Interest, of Centennial.

                  (vi) Litigation. There is no litigation pending against Seller or any of its Affiliates that seeks to modify or prevent the consummation of any of the transactions or related agreements contemplated herein.

            (b) Representations and Warranties of each Buyer. Each Buyer, severally and not jointly, hereby represent represents and warrants to Seller as follows,


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                  each Buyer representing and warranting only as to itself and not as to the other Buyer:

                  (i) Organization of the Buyers. MAP is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. TEPPCO is a limited partnership duly organized, validly existing and in good standing under the Laws of the state of Delaware. The Buyer is duly licensed or qualified and in good standing as a foreign entity authorized to do business in all jurisdictions wherein character of the property owned or leased, or the nature of the activities conducted, by it make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect on the Buyer.

                  (ii) Authorization of Transaction. The Buyer has full power and authority (including, with respect to MAP, full limited liability company power and authority, and with respect to TEPPCO, full limited partnership power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Upon receipt of the approval of the applicable Board of Directors or Board of Managers referenced in Schedule 3(b)(ii), this Agreement and the transactions contemplated hereby will have been duly authorized by all requisite limited liability company or partnership, as applicable, action on the part of the Buyer and no further limited liability company or partnership approvals will be required to execute and deliver this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3(b)(ii) with respect to such Buyer, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any Person in order to consummate the transactions contemplated by this Agreement.


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                  (iii) Noncontravention. Except for the approvals and filings specified in Section 3(b)(ii) or as set forth in
                        Schedule 3(b)(iii) with respect to such Buyer, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice, approval or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, including the LLC Agreement, except for such violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a Material Adverse Effect on such Buyer or material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement, except for any requirements that have been specifically waived herein by Seller.

                  (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                  (v) Investment. The Buyer is not acquiring the Membership Interest with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Buyer, together with its directors and executive officers and advisors, is familiar with investments of the nature of the Membership Interest, understands that this investment involves substantial risks, has adequately investigated the Membership Interest, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Membership Interest, and is able to bear the economic risks of such investment.


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                  (vi)  Financing. At Closing, the Buyer will have sufficient immediately available funds (excluding financing tied specifically to or secured primarily by the Membership Interest) to enable it to make payment of the Purchase Price at Closing without encumbrance or delay and without causing the Buyer to become insolvent or to declare insolvency.

                  (vii) Litigation. There is no litigation pending against
                        either of the Buyers or any of their respective Affiliates that seeks to modify or prevent the consummation of any of the transactions or related agreements contemplated herein.

            (c) Disclaimer of Representations and Warranties Concerning Membership Interest. Each Buyer acknowledges that (a) it has had and pursuant to this Agreement will have before Closing reasonable access to the Seller (with respect to the Membership Interest) and the officers and employees of the Seller, and (b) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer has relied solely on the basis of its knowledge of Centennial and the Centennial Assets by virtue of its status as a member of Centennial, its own independent investigation and upon the express representations, warranties, covenants, and agreements set forth in this Agreement. Accordingly, each Buyer acknowledges that, except as expressly set forth in this Agreement or in other written agreements, the Seller has not made, and THE SELLER MAKES NO AND DISCLAIMS ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, REGARDING SELLER'S MEMBERSHIP INTEREST OR ANY OF THE CENTENNIAL ASSETS REPRESENTED BY SUCH MEMBERSHIP INTEREST, INCLUDING (i) THE QUALITY, CONDITION, OR OPERABILITY OF ANY PERSONAL PROPERTY, EQUIPMENT, OR FIXTURES,
                  (ii) ITS MERCHANTABILITY, (iii) ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR (iv) ITS CONFORMITY TO MODELS, SAMPLES OF MATERIALS OR MANUFACTURER DESIGN. Nothing in this Agreement, including this Section 3(c), shall modify or terminate any representation or warranty made by Seller or any of its Affiliates or former Affiliates to Buyers, their Affiliates or Centennial, in other written agreements or in connection with other transactions, including without limitation, that certain Formation Agreement dated as of August 10, 2000 by and among PEPL, MAP and TEPPCO.


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      4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the date of this Agreement and the Closing:

            (a) General. Each Party will use its reasonable commercial efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

            (b) Notices and Consents. The Seller will give any notices to third parties and will use its reasonable commercial efforts to obtain any third party consents necessary for the consummation of the transaction contemplated by this Agreement. Each of the Parties will (and the Seller will and each Buyer will cause its Affiliates to) give any notices to, make any filings with, and use its reasonable commercial efforts to obtain any authorizations, consents, and approvals of Governmental Authorities or any Persons in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii) and Section 4(b) so as to permit the Closing to occur by February 14, 2003, or as soon thereafter as possible. The Parties shall cooperate in the preparation of any filings required to be made with any Governmental Agency in connection with the transaction contemplated hereby.

            (c) Full Access. The Seller will permit representatives of each Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to Seller's Membership Interest. Any information obtained by a Buyer, its employees, representatives, consultants, attorneys, agents, lenders and other advisors under this Section 4(c) shall be considered and held confidential. All "due diligence" activities of the Buyers shall be conducted in accordance with applicable Laws and each Buyer shall indemnify the Seller and its Affiliates from and against all damages, losses and liabilities incurred as a result of such Buyer's negligence or willful misconduct in the conduct of such activities.

            (d) Waiver of Buyers' Rights Under LLC Agreement. For the purposes of this transaction only, each Buyer hereby waives its rights under Section 10.04 of the LLC Agreement and hereby agrees that the sale and purchase of Seller's Membership Interest is to be consummated and governed by this Agreement.


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            (e)   Cash Calls. Each Buyer acknowledges that there are no
                  outstanding calls for capital contributions to be made by the members of Centennial as of January 16, 2003. Subject to
                  Section 8(b) below, as of the date hereof, Seller shall be relieved, and each of the Buyers shall cause Centennial to relieve Seller, of any obligation to make any further capital contributions to Centennial.

            (f) Centennial Debt. Each Buyer shall use reasonable commercial efforts to obtain the release of PEPL from its obligations as Guarantor of the Centennial Project Debt with Prudential Insurance Company of America ("Prudential") effective as of the Closing Date or as soon thereafter as possible. From the Closing Date until Prudential has advised PEPL that it has been released of its obligations as Guarantor, each of the Buyers, individually and limited to the extent of their Post-Closing Membership Interest in Centennial, agrees to defend and indemnify and hold PEPL harmless for all Adverse Consequences, including without limitation the payment of principal, interest and penalties and credit fees, if any, incurred by PEPL as such Guarantor from and after the Closing Date except to the extent such payments relate to matters occurring prior to the Closing Date. Subject to Section 8(b) below, as of the date of execution of this Agreement, PEPL and its parent and Affiliates shall be relieved of their responsibilities to make credit support payments to either of the Buyers.

            (g) Conduct of Business. Except as expressly provided elsewhere in this Agreement, Seller agrees not (i) to sell transfer, pledge or otherwise dispose of or encumber its Membership Interest;
                  (ii) to cancel or compromise any of the Centennial Project Debt; (iii) other than voting its Membership Interest in any action to come before the Centennial Board of Managers, to take any action on behalf of or in the name of Centennial; or
                  (iv) to agree to do any of the foregoing.

            (h) Maintenance Agreement. Seller shall cause its Affiliate CMS Trunkline Gas Company ("Trunkline") and MAP shall cause its Affiliate Marathon Ashland Pipe Line LLC ("MAPL") to execute an amendment to the Maintenance Agreement dated May 4, 2001 between Trunkline and MAPL ("Maintenance Agreement") in the form of Exhibit 4(h) hereto.

      5. Post-Closing Covenants. The Parties agree as follows:


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            (a)   General. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under
                  Section 7).

            (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or before the Closing Date involving Centennial or any of the Centennial Assets, the other Parties shall cooperate with the contesting or defending Party and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records (other than books and records which are subject to privilege or to confidentiality restrictions) as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 or is adverse to such other Party or Parties).

            (c) Surety Bonds; Other Guarantees. In addition to the obligation of the Buyers with respect to the Centennial Project Debt as provided in Section 4(f) above, each of the Buyers or their Affiliates, individually and limited to the extent of their Post-Closing Membership Interest in Centennial, agrees to be substituted as the surety or guarantor of those surety bonds or other guarantees listed on Schedule 5(c), as well as any other surety bonds or other guarantees as properly authorized by Centennial, issued by the Seller or any of its Affiliates with respect to Centennial or the Centennial Assets, effective as of the Closing Date, but such substitution as surety or guarantor shall not encompass any claims, obligations or liabilities that may arise with respect to matters or events occurring prior to the Closing Date under such surety bonds or other guarantees. Buyers and Seller shall cooperate to effect all such substitutions and each Buyer shall indemnify and hold Seller and its Affiliates harmless from and against any Adverse Consequences arising from and after the Closing due to the failure of such Buyer or its Affiliate to be so substituted.


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            (d)   Reimbursement Agreement. Each of the Buyers agrees to vote its membership interest in support of the compliance by Centennial with its obligation, pursuant to the existing terms and conditions of the Reimbursement Agreement between Centennial and Trunkline dated August 10, 2000, to reimburse Trunkline for the agreed costs associated with the abandonment of Trunkline's 26-inch natural gas pipeline subsequently contributed to Centennial.

            (e) Confidentiality Agreement. Upon consummation of the transactions contemplated by this Agreement, Seller agrees that it and its Affiliates and employees will maintain in confidence and not use any and all information relating to Centennial or its assets or operations, except for such information as becomes public knowledge through no breach of this or any other confidentiality undertaking or information that it is required to be disclosed by Law or by order of a Governmental Authority. Seller shall treat, and shall cause its Affiliates and employees to treat, such confidential information in the same manner as it treats its own confidential business information.

            (f) Records. On or as promptly as practicable after the Closing Date, Seller shall, and shall cause its Affiliates to, deliver to the Buyers or Centennial as the case may be, all records in the possession of Seller or its Affiliates pertaining to the operation of Centennial other than those Seller is required to retain by law or for audit purposes. Seller shall maintain the records which are not included in the records delivered to the Buyers, and will make such records reasonably available, without charge, to the Buyers at a reasonable place and time. The Buyers shall be entitled to make copies thereof (at Buyers' cost) as they shall deem necessary for purposes of making such records available to appropriate Governmental Authorities or for other proper corporate purposes in connection with this Agreement or Centennial's business. As a condition to such access, review and copying, Seller may require that the Buyers keep all such records and data contained therein confidential in the same manner as such company would keep similar records of its own. Notwithstanding the foregoing, Seller shall not be obligated to make available any such records that are privileged or that Seller is prohibited from disclosing by law.

            (g) Right-of-Way Records. As soon as reasonably practicable after the Closing Date, but in no event later than May 1, 2003, Seller agrees to provide the Buyers and Centennial, collectively, with (i) a copy of all right-of-way records, including applicable easements and assignments, pertaining to or affecting the Shared Rights-of-Way (as such term is defined in the "Conveyance, Assignment and Bill of Sale" from Trunkline Pipeline Holdings, Inc. (predecessor in interest to Seller) to Centennial effective as of April 2, 2001), and (ii) the originals of all right-of-way records, including applicable easements and assignments, pertaining to or affecting the Exclusive Rights-of-Way (as such term is defined in the aforementioned "Conveyance, Assignment and Bill of Sale"), to the extent such records are within the possession and control of Seller or any of its Affiliates. Seller agrees to provide the Buyers and Centennial, collectively, with copies of any future amendments, extensions and renewals and other changes and modifications (collectively, "Changes") to or of any documents affecting the Shared Rights-of-Way as soon as reasonably practicable following such Changes. Seller and the Buyers and Centennial, collectively, shall cooperate and endeavor to agree as to the manner and process by which the records are to be copied and provided. Seller shall have the right to use an outside contractor for such purpose, provided that the selection of such contractor shall be subject to the reasonable approval of the Buyers and Centennial, collectively. The Buyers agree, or agree to cause Centennial, to reimburse Seller or its designated Affiliate for Seller's or its Affiliate's reasonable costs and expenses, including its internal costs, incurred in copying or otherwise incurred in providing such records within fifteen (15) days from their receipt of an invoice for such costs and expenses. Buyers agree, and will cause their Affiliates and Centennial and employees to agree, to treat and maintain such records in the same manner as they maintain their own right-of-way records. Seller and the Buyers and Centennial, collectively, agree to advise the other party of any issues, claims or controversies alleged by Governmental Entities or Persons concerning the Shared-Rights-of-Way and within the knowledge of such Party or its Affiliates. Buyers further agree, and will cause their Affiliates and Centennial and employees to agree, not to initiate any conversations, discussions or negotiations of any kind or nature with any landowner or other interest owner of any of the properties covered by the Shared Rights-of-Way so long as Trunkline or another Affiliate of Seller is maintaining the Shared Rights-of-Way on behalf of Centennial or its operator, without the express prior consent of Seller or such Affiliate, which consent shall not unreasonably be withheld. By January 31 of each year following the Closing, or as soon thereafter as the required information is available to Seller, Seller or its Affiliate agrees to furnish the Buyers and Centennial, collectively, with a certificate from one of its authorized officials certifying that to the best of Seller's or such Affiliate's knowledge, information and belief, all payments of any kind required to have been paid during the previous calendar year in order to maintain the validity and efficacy of the Shared Rights-of-Way have been made. The Parties acknowledge and agree that nothing in this subparagraph (g) shall be deemed (i) to affect any of the rights and obligations of any of the Parties or of Centennial, or any of their successors and permitted assigns, pursuant to Section 11.7 of the Formation Agreement dated August 10, 2000, or (ii) to enlarge or otherwise affect or alter any of the "Assigned Rights in Shared Rights-of-Way" (as such term is defined in the aforementioned "Assignment, Bill of Sale and Conveyance") granted Centennial thereunder. To the extent any of Seller's obligations under this subparagraph (g) are duplicative of any of the obligations of Trunkline under the Maintenance Agreement and/or any other agreements between Trunkline and MAPL affecting the Maintenance Agreement while the Maintenance Agreement and/or such agreements are in effect, the performance of Seller or its Affiliate under this subparagraph (g) or under the Maintenance Agreement and/or such other agreements shall be deemed performance under all such agreements.

      6.    Conditions to Obligation to Close.

            (a) Conditions to Obligation of the Buyers. The obligation of the Buyers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties of the Seller contained in Section 3(a) shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of a specific date), except to the extent that any failures of such representations and warranties to be so true and correct, in the aggregate, would not have a Material Adverse Effect on Seller or Centennial or a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order,
                        decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, nor shall there be any litigation pending on behalf of any Governmental Authority that seeks to modify or prevent the consummation of the transactions contemplated herein;

                  (iv) any and all required prior partnership approvals or approvals of any Governmental Authority or Person or otherwise called for in Schedules 3(a)(ii), 3(a)(iii), 3(b)(ii) and 3(b)(iii) shall have been received;

                  (v) any and all required prior partnership approvals or approvals of the Board of Directors or Board of Managers of each of the Buyers shall have been obtained;

                  (vi) To the extent provided for under applicable law, Seller shall have delivered to Buyers certificates or other writings issued by appropriate Governmental Authorities evidencing that all applicable state franchise and similar taxes have been paid in the states of Delaware, Texas and Illinois;

                  (vii) The deliveries called for by Section 2(d) shall have occurred;

                 (viii) Trunkline shall have executed an amendment to the
                        Maintenance Agreement as contemplated in Section 4(h) hereof in the form of Exhibit 4(h) hereto and delivered same to Buyers.

                  (ix) The Seller shall have delivered to the Buyers any required consent of Southern Union Panhandle Corp. as contemplated by Section 3(a)(ii) for the transactions contemplated by this Agreement, specifically including the amendment the Maintenance Agreement, in form satisfactory to the Buyers; and

                  (x) The Seller shall have delivered to the Buyers a certificate, signed by an appropriate officer of Seller, to the effect that (a) each of the conditions specified in subsection 6(a)(i) through 6(a)(ix) has been satisfied in all respects, and (b) certifying as to the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions attached thereto as the approval by the Board of Managers of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the incumbency of the officer executing this Agreement on behalf of Seller and any other documents to be executed at the Closing.

                  Each Buyer may waive on its own behalf any condition specified in this Section 6(a) if it executes a writing so stating at or before the Closing.

            (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties of each Buyer contained in Section 3(b) shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of a specific date), except to the extent that any failures of such representations and warranties to be so true and correct, in the aggregate, would not have a material adverse effect on the ability of such Buyer to consummate the transactions contemplated hereby;

                  (ii) each Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order,
                        decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, nor shall there be any litigation pending on behalf of any Governmental Authority that seeks to modify or prevent the consummation of the transactions contemplated herein;

                  (iv) any and all required prior approvals of any Governmental Authority or Person or otherwise called for in Schedules 3(a)(ii), 3(a)(iii), 3(b)(ii) and 3(b)(iii) shall have been received;

                  (v) any and all required prior approvals of the Board of Managers of Seller shall have been obtained;

                  (vi) the deliveries called for by Section 2(d) shall have occurred;

                  (vii) MAPL shall have executed an amendment to the Maintenance
                        Agreement as contemplated in Section 4(h) hereof in the form of Exhibit 4(h) hereto and delivered same to Seller;

                 (viii) each Buyer shall have delivered to Seller a
                        certificate, signed by an appropriate officer of such Buyer, to the effect that (a) each of the conditions specified in subsection 6(b)(i) through 6(b)(vii) as applicable to such Buyer has been satisfied in all respects, and (b) certifying as to the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions attached thereto as the approval by the Board of Directors or Board of Managers, as applicable, of such Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the incumbency of the officers executing this Agreement on behalf of such Buyer and any other documents to be executed at the Closing.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or before the Closing.

      7. Remedies for Breaches of this Agreement.

            (a) Survival of Representations, Warranties and Certain Covenants. All of the representations and warranties of the Seller contained in Section 3 (other than Section 3(a)(v)) shall survive the Closing hereunder for a period of 18 months after the date of the Closing; and the representations and warranties in Section 3(a)(v) shall survive the Closing indefinitely. The representations and warranties of the Buyers contained in Section 3 shall survive the Closing for a period of 18 months after the date of the Closing. Except as otherwise provided herein, the covenants contained in this Agreement to be performed after the Closing shall survive the Closing indefinitely.

            (b)   Indemnification Provisions for Benefit of the Buyers.

                  (i) Subject to the provisions of Section 7(a), in the event the Seller breaches any of its representations, warranties, and covenants contained in this Agreement, the Seller agrees to indemnify each of the Buyers from and against any Adverse Consequences to the extent they are caused proximately by any such breach and suffered by the Buyers before, during and after the date of the claim for indemnification; provided, however, that Seller shall have no obligation to indemnify Buyers from any such Adverse Consequences unless a bona fide written claim for indemnification pursuant to Section 9(g) is delivered to Seller during the 18-month period after the date of the Closing, except with respect to claims for indemnification with respect to the representation and warranties in Section 3(a)(v) for which there shall be no time limitations;

                  (ii) Except for the rights of indemnification provided in this Section 7, the Buyers hereby waive any claim or cause of action pursuant to common or statutory law or otherwise against the Seller or its parent or Affiliates regarding obligations and liabilities of any nature whatsoever that are attributable to the transfer of the Membership Interest pursuant to this Agreement, whether arising before or after the Closing Date.

      (c) Indemnification Provisions for the Benefit of the Seller. Subject to the provisions of Section 7(a), in the event a Buyer breaches any of its representations, warranties and covenants contained herein, that the Buyer agrees to indemnify the Seller from and against any Adverse Consequences caused proximately by the breach and suffered by the Seller before, during or after the date of the claim for indemnification; provided however, that Buyers shall have no obligation to indemnify Sellers from any such Adverse Consequences unless a bona fide written claim for indemnification is delivered to Buyers in accordance with Section 9(g) during the 18-month period after the date of the Closing.

            (d)   Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing;

                  (ii) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party;

                  (iii) Unless and until the Indemnifying Party assumes the
                        defense of the Third Party Claim as provided in subsection 7(d)(ii), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate; and

                  (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party which consent shall not be withheld unreasonably.

            (e) Determination of Amount of Adverse Consequences. The Adverse Consequences giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnified Party (i.e., reduced by any insurance proceeds or other payment or recoupment received, realized or retained by the Indemnified Party as a result of the events giving rise to the claim for indemnification net of any expenses related to the receipt of such proceeds, payment or recoupment, including retrospective premium adjustments, if any). Upon the request of the Indemnifying Party, the Indemnified Party shall provide the Indemnifying Party with information sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Section 7(e). An indemnified party shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use reasonable best efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

      8. Termination.

            (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                  (i) The Buyers and the Seller may terminate this Agreement by mutual written consent of all Parties at any time before the Closing;

                  (ii) Either Buyer may terminate this Agreement by giving written notice to the Seller at any time before Closing in the event the Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, the breach has continued without cure for a period of 10 days after the notice of breach and such breach would result in a failure to satisfy a condition to Buyer's obligation to consummate the transactions contemplated hereby;

                  (iii) The Seller may terminate this Agreement by giving
                        written notice to the Buyers at any time before the Closing in the event a Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, the breach has continued without cure for a period of 10 days after the notice of breach and such breach would result in a failure to satisfy a condition to Seller's obligation to consummate the transactions contemplated hereby;

                  (iv) Either of the Buyers or the Seller may terminate this Agreement if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (v) Either of the Buyers or the Seller may terminate this Agreement if Closing has not occurred by March 1, 2003 (unless the Parties agree to extend such date, in which event, by such extended date), unless such failure to close by such date is due to the breach by the Party seeking to terminate of any of its representations, warranties or covenants under this Agreement.

            (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided however, that the confidentiality provisions agreed to herein shall survive termination. In the event of a termination, all of Seller's or its Affiliates' obligations to the Buyers or Centennial, including without limitation, the making of capital contributions, or the payment of credit support payments, shall be reinstated retroactive to January 16, 2003 and Seller shall make such payments within five business days after the termination of this Agreement. Likewise, the Buyers' agreements herein to assume any obligations of Seller or its Affiliates and to indemnify and defend Seller and its Affiliates with respect thereto shall terminate as of the effective dates of such undertakings and shall be of no force or effect. If, prior to the termination of this Agreement, any payments are made or other obligations undertaken by either Buyer in conjunction with such assumed obligations or agreements to defend and indemnify, Seller shall promptly upon such termination assume all such obligations and agreements and shall promptly reimburse the Buyers within five business days after the termination of this Agreement. Likewise, in such event, the release of Seller, PEPL, their parents and Affiliates of any obligations or responsibilities to make payments or otherwise shall be terminated as of the effective date of such release and shall be of no force and effect.

      9. Miscellaneous.

      (a) No Joint Liability. The rights, entitlements and obligations of the Buyers shall be several, and not joint or joint and several, and shall be in the ratio of their Post-Closing Membership Interest in Centennial.

      (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement before the Closing without the prior written approval of the other Parties; provided that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties before making the disclosure).

            (c) No Third Party Beneficiaries. Except as specifically provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, except that a Buyer may assign its rights hereunder to an Affiliate, provided that such Buyer shall continue to be responsible and liable for its obligations hereunder.

            (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.

            (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Notices. All notices, requests. demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Seller:   CMS Panhandle Holdings, LLC
                          5444 Westheimer Road, Suite 500
                          Houston, Texas 77056
                          Attention: President

                          With a copy to:
                          CMS Gas Transmission Company
                          Fairlane Plaza North
                          330 Town Center Drive, Suite 3000
                          Dearborn, Michigan 48126
                          Attention: General Counsel

      If to either or both Buyers:
                         Marathon Ashland Petroleum LLC
                         539 South Main Street
                         Findlay, Ohio 45840
                         Attention: Vice President, Business Development

                                    -- and --

                         TE Products Pipeline Company, LP
                         P. O. Box 2521
                         Houston, Texas 77252
                         Attention: President and CEO

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

            (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware.

            (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence

            (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (k) Transaction Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

            (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            (n) ENTIRE AGREEMENT. THIS AGREEMENT (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                      CMS PANHANDLE HOLDINGS, LLC

                                      By: /s/ CHRISTOPHER A. HELMS
                                          --------------------------------------
                                      Name: Christopher A. Helms
                                            ------------------------------------
                                      Title: President
                                             -----------------------------------


                                      MARATHON ASHLAND PETROLEUM LLC

                                      By: /s/ A. R. KENNEY
                                          --------------------------------------
                                      Name: A.R. Kenney
                                            ------------------------------------
                                      Title: Vice President Business Development
                                             -----------------------------------


                                      TE PRODUCTS PIPELINE COMPANY, LIMITED
                                      PARTNERSHIP
                                         By: TEPPCO GP, Inc.,
                                                Its General Partner

                                      By: /s/ CHARLES H. LEONARD
                                          --------------------------------------
                                      Name: Charles H. Leonard
                                            ------------------------------------
                                      Title:: Senior Vice President
                                              ----------------------------------

                                                                    EXHIBIT 2(d)

                            ASSIGNMENT AND CONVEYANCE

THIS ASSIGNMENT AND CONVEYANCE, made and entered into effective as of the _____day of __________________, 2003, by and between CMS PANHANDLE HOLDINGS, LLC, a Delaware limited liability company ("ASSIGNOR") and TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership ("ASSIGNEE").

                               W-I-T-N-E-S-S-E-T-H

      WHEREAS, ASSIGNOR'S predecessor in interest Panhandle Eastern Pipe Line Company, ASSIGNEE and Marathon Ashland Petroleum LLC ("Marathon") are parties to that certain Amended and Restated Limited Liability Company Agreement of Centennial Pipeline LLC dated August 10, 2000 (the "Centennial LLC Agreement"); and

      WHEREAS, ASSIGNOR, ASSIGNEE and Marathon are parties to that certain LLC Membership Interest Purchase Agreement dated as of _______________________, 2003 pursuant to which ASSIGNOR agreed to sell its membership interest in Centennial Pipeline, LLC ("Centennial") to ASSIGNEE and Marathon, in equal shares, and ASSIGNEE and Marathon agreed to purchase such membership interest from ASSIGNOR; and

      WHEREAS, ASSIGNOR and ASSIGNEE desire to consummate the agreement of the parties to the LLC Membership Interest Purchase Agreement with respect to the share of ASSIGNOR's membership interest in Centennial to be sold to and purchased by ASSIGNEE.

      NOW, THEREFORE, for the consideration set forth and agreed to in the aforesaid LLC Membership Interest Purchase Agreement, ASSIGNOR does by these presents ASSIGN, TRANSFER AND CONVEY unto ASSIGNEE one-half of ASSIGNOR's 33 1/3% membership interest (or a total of 16 2/3%) in Centennial together with all of ASSIGNOR'S rights, title, and interest associated with such share of such membership interest (collectively "Membership Rights") pursuant to the Centennial LLC Agreement.

      TO HAVE AND TO HOLD the Membership Rights together with all other rights thereunto belonging to ASSIGNEE, its successors and assigns.

      ASSIGNEE hereby accepts and assumes, and agrees to perform all of ASSIGNOR'S duties and obligations arising from and after the Effective Date hereof under and with respect to the Membership Rights assigned hereunder.

      This Assignment is being made pursuant to the LLC Membership Interest Purchase Agreement referenced above. In addition to the express representations, warranties, covenants and conditions set forth hereinabove, this Assignment shall be subject to each of the representations, warranties, covenants and conditions contained in said LLC Membership Interest Purchase Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Conveyance to be executed by its duly authorized official effective as of the ______ day of _____________, 2003 ("Effective Date").

                                    CMS PANHANDLE HOLDINGS, LLC

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


                                    TE PRODUCTS PIPELINE COMPANY, LIMITED
                                      PARTNERSHIP
                                       By: TEPPCO GP, Inc. Its General Partner

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                                                    EXHIBIT 2(d)

                            ASSIGNMENT AND CONVEYANCE

      THIS ASSIGNMENT AND CONVEYANCE, made and entered into effective as of the _____day of __________________, 2003, by and between CMS PANHANDLE HOLDINGS, LLC, a Delaware limited liability company ("ASSIGNOR") and MARATHON ASHLAND PETROLEUM LLC, a Delaware limited liability company ("ASSIGNEE").

                               W-I-T-N-E-S-S-E-T-H

      WHEREAS, ASSIGNOR'S predecessor in interest Panhandle Eastern Pipe Line Company, ASSIGNEE and TE Products Pipeline Company, Limited Partnership ("TEPPCO") are parties to that certain Amended and Restated Limited Liability Company Agreement of Centennial Pipeline LLC dated August 10, 2000 (the "Centennial LLC Agreement");

      WHEREAS, ASSIGNOR, ASSIGNEE and TEPPCO are parties to that certain LLC Membership Interest Purchase Agreement dated as of _______________________, 2003 pursuant to which ASSIGNOR agreed to sell its membership interest in Centennial Pipeline, LLC ("Centennial") to ASSIGNEE and TEPPCO, in equal shares, and ASSIGNEE and TEPPCO agreed to purchase such membership interest from ASSIGNOR; and

      WHEREAS, ASSIGNOR and ASSIGNEE desire to consummate the agreement of the parties to the LLC Membership Interest Purchase Agreement with respect to the share of ASSIGNOR's membership interest in Centennial to be sold to and purchased by ASSIGNEE.

      NOW, THEREFORE, for the consideration set forth and agreed to in the aforesaid LLC Membership Interest Purchase Agreement, ASSIGNOR does by these presents ASSIGN, TRANSFER AND CONVEY unto ASSIGNEE one-half of ASSIGNOR's 33 1/3% membership interest (or a total of 16 2/3%) in Centennial together with all of ASSIGNOR's rights, title, and interest associated with such share of such membership interest (collectively "Membership Rights") pursuant to the Centennial LLC Agreement.

      TO HAVE AND TO HOLD the Membership Rights together with all other rights thereunto belonging to ASSIGNEE, its successors and assigns.

      ASSIGNEE hereby accepts and assumes, and agrees to perform, all of ASSIGNOR'S duties and obligations arising from and after the Effective Date hereof under and with respect to the Membership Rights assigned hereunder.

      This Assignment is being made pursuant to the LLC Membership Interest Purchase Agreement referenced above. In addition to the express representations, warranties, covenants and conditions set forth hereinabove, this Assignment shall be subject to each of the representations, warranties, covenants and conditions contained in said LLC Membership Interest Purchase Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Conveyance to be executed by its duly authorized official effective as of the ______ day of _____________, 2003 ("Effective Date").


                                    CMS PANHANDLE HOLDINGS, LLC

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


                                    MARTHON ASHLAND PETROLEUM LLC

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                                                    EXHIBIT 4(h)

                       AMENDMENT TO MAINTENANCE AGREEMENT

      THIS AMENDMENT, dated and effective as of the _____day of ___________________, 2003, between CMS TRUNKLINE GAS COMPANY, LLC, a Delaware limited liability company, formerly known as Trunkline Gas Company ("TGC") and MARATHON ASHLAND PIPE LINE, LLC, a Delaware limited liability company ("MAPL"). TGC and MAPL are at times hereinafter referred to individually as a "Party" and collectively as "Parties".

                                   WITNESSETH:

      WHEREAS, TGC and MAPL are parties to that certain "Maintenance Agreement" made and entered into as of May 4, 2001 (the "Maintenance Agreement"), pursuant to which TGC agreed to maintain the Trunkline 26 portion of the Long Haul System of the Centennial Line on behalf of MAPL, the Operator of the Centennial Line, as those terms are defined in said Maintenance Agreement;

      WHEREAS, TGC and MAPL executed a certain Memorandum of Understanding in January 2002 (the "MOU") which further defined the scope of TGC's obligations under the Maintenance Agreement; and

      WHEREAS, pursuant to a "LLC Membership Interest Purchase Agreement" entered into concurrently herewith among the members of Centennial Pipeline LLC, which include affiliates of the Parties hereto, the parties to that agreement have agreed on certain amendments to be made to the Maintenance Agreement: and

      WHEREAS, the Parties hereto now desire to carry out the agreement of the parties to said LLC Membership Interest Purchase Agreement and to that end do hereby agree to amend the Maintenance Agreement as herein provided.

      NOW THEREFORE, for and in consideration of the premises and the mutual benefits, covenants and agreements herein contained, the Parties hereto agree as follows:

      1. Section 2.2 Term of the Maintenance Agreement shall be deleted in its entirety and the following substituted therefor:

            "2.2 Term. This Agreement shall run for a period which is the shorter of the following: (a) the period during which TGC or one of its Affiliates owns and operates one or more natural gas pipelines on the Shared Rights-of-Way; or (b) the period during which the Trunkline 26 remains in use and operation; or (c) the period ending December 31, 2005 (the "Term"). The right of TGC to maintain the Trunkline 26 portion of the Long Haul System pursuant to this Agreement shall be binding on the successors and assigns of MAPL, in its capacity as operator of the Trunkline 26 portion of the Long Haul System."

      2. Section 2.4(a) of the Maintenance Agreement shall be deleted in its entirety and the following substituted therefor:

            "(a) TGC shall neglect or fail to perform any or all of its obligations under this Agreement or the MOU and after thirty
                  (30) days written notice of such default fails to rectify the same; or"

      3. The first sentence of Section 5.1 Fee of the Maintenance Agreement shall be deleted in its entirety and the following substituted therefor: "TGC shall be paid an annual fee (the "Fee") of Two Million Five Hundred Thousand Dollars ($2,500,000) per year; provided, that for the calendar years 2003, 2004 and 2005, the Fee shall be Two Million Dollars ($2,000,000)."

      4. Section 6.1 of the Maintenance Agreement shall be deleted in its entirety and the following substituted therefor:

            "6.1 (A) MAPL HEREBY AGREES TO RELEASE, INDEMNIFY, HOLD HARMLESS AND DEFEND TGC AND THE COMPANY, THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, BOARD OF MANAGERS, DIRECTORS, MEMBERS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL DAMAGES ARISING OUT OF, IN ANY WAY RELATING TO, OR IN ANY DEGREE CAUSED BY THE OPERATION OF THE CENTENNIAL LINE, EXCEPT FOR ANY SUCH DAMAGES ALLEGED TO RESULT FROM TGC'S NEGLIGENCE OR WILLFUL MISCONDUCT, AND WHETHER OCCURRING AS THE SOLE OR A CONCURRENT CAUSE OF AN ACT OR EVENT GIVING RISE TO AN INDEMNITY OBLIGATION HEREUNDER. TGC AND MAPL AGREE THAT THE INDEMNITY PROVIDED BY THIS SECTION IS TO BE CONSTRUED SO THAT IT IS AS BROAD AS IS PERMISSIBLE BY LAW, AND IS SUBJECT ONLY TO THOSE EXCEPTIONS AND LIMITATIONS REQUIRED FOR THIS INDEMNITY TO BE AND REMAIN VALID UNDER APPLICABLE LAW.

            (B) TGC HEREBY AGREES TO RELEASE, INDEMNIFY, HOLD HARMLESS AND DEFEND MAPL, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, BOARD OF MANAGERS, DIRECTORS, MEMBERS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL DAMAGES ARISING OUT OF, IN ANY WAY RELATING TO, OR IN ANY DEGREE CAUSED BY THE OPERATION OF THE LONG HAUL SYSTEM ALLEGED TO RESULT FROM TGC'S NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND WHETHER OCCURRING AS THE SOLE OR A CONCURRENT CAUSE OF AN ACT OR EVENT GIVING RISE TO AN INDEMNITY OBLIGATION HEREUNDER. TGC AND MAPL AGREE THAT THE INDEMNITY PROVIDED BY THIS SECTION IS TO BE CONSTRUED SO THAT IT IS AS BROAD IN SCOPE AS IS PERMISSIBLE BY LAW, AND IS SUBJECT ONLY TO THOSE EXCEPTIONS AND LIMITATIONS REQUIRED FOR THIS INDEMNITY TO BE AND REMAIN VALID UNDER APPLICABLE LAW."

      5. The first sentence of Section 6.8 Settlements of the Maintenance Agreement shall be deleted in its entirety and the following substituted therefor: "All Claims for Damages against MAPL (i) arising out of or in any way relating to the Operation of the Long Haul System and (ii) not discharged by insurance required hereunder shall be defended by TGC, with the approval of MAPL, at the expense of MAPL but no claim for Damages against MAPL or TGC shall be settled by TGC for a sum in excess of Ten Thousand Dollars ($10,000), and no multiple claims for Damages against MAPL or TGC shall be settled by TGC for a cumulative sum in excess of Twenty Thousand Dollars ($20,000) without prior approval of MAPL or such person or persons as may be authorized by MAPL to approve such settlements.

      6. Unless otherwise specifically provided herein, the capitalized terms used in this Amendment shall have the same meaning ascribed to those terms in the Maintenance Agreement.

      7. This Amendment shall be effective as of the effective date of the Assignment and Conveyance provided for in the above-referenced LLC Membership Interest Purchase Agreement.

      8. As amended hereby, the Maintenance Agreement shall remain in effect according to its original terms

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in multiple counterparts, each of which shall be an original but which when taken together shall be deemed but one and the same instrument, effective as provided herein.


                                    CMS TRUNKLINE GAS COMPANY, LLC

                                    By: ________________________________________

                                    Title: _____________________________________


                                    MARATHON ASHLAND PIPE LINE LLC

                                    By: ________________________________________

                                    Title: _____________________________________

                                    SCHEDULES

                                SCHEDULE 3(a)(ii)

1.    APPROVAL REQUIRED FROM SELLER'S BOARD OF MANAGERS.

2. APPROVAL REQUIRED FROM SOUTHERN UNION PANHANDLE CORP. FOR AMENDMENT TO MAINTENANCE AGREEMENT AS CONTEMPLATED BY SECTION 4(H).

3. NOTICE REQUIRED TO PRUDENTIAL INSURANCE COMPANY OF AMERICA OF TRANSFER OF SELLER'S MEMBERSHIP INTEREST.

                                    SCHEDULES

                               SCHEDULE 3(a)(iii)

NONE.

                                    SCHEDULES

                                SCHEDULE 3(b)(ii)

1.    APPROVAL REQUIRED FROM TEPPCO'S BOARD OF DIRECTORS.

2.    APPROVAL REQUIRED FROM MAP'S BOARD OF MANAGERS.

                                    SCHEDULES

                               SCHEDULE 3(b)(iii)

      1. NOTICE REQUIRED TO PRUDENTIAL INSURANCE COMPANY OF AMERICA OF TRANSFER OF SELLER'S MEMBERSHIP INTEREST TO BUYERS.

                                    SCHEDULES

                                  SCHEDULE 5(c)

                             CENTENNIAL PIPELINE LLC
                       SAFECO INSURANCE COMPANY OF AMERICA
                               MASTER BOND LISTING

 Bond No.       Origin          Expiration   Bond Type     Obligee
 --------       ------          ----------   ---------     -------
 6070758      12/31/01          12/31/03      Permit       William County Highway Department
                                                           Marion, Illinois

 6095613      12/15/00          12/15/03      Permit       Orange County, Texas - Orange County Courthouse
                                                           Orange, Texas

 6095688      04/05/01          04/05/03      Permit       Illinois Department of Transportation
                                                           Springfield, Illinois

 6112681      06/29/01          06/29/03      Permit       Commonwealth of Kentucky - Transportation Cabinet
                                                           District Office No. One
                                                           Paducah, Kentucky

 6112698      08/13/01          08/13/03       Court       U.S. District Court of Newton County, Texas
                                              (Cost)       Beaumont, Texas

 6127314      08/13/01          08/13/03       Court       U.S. District Court of Newton County, Texas
                                             (Condemn-     Beaumont, Texas
                                              nation)

 6169094      10/21/02          10/21/03        Tax        State of Texas - Comptroller of Public Accounts
                                                           Austin, Texas

 6169100      10/21/02          10/21/03        Tax        State of Texas - Comptroller of Public Accounts
                                                           Austin, Texas

 6190340      11/01/02          11/01/03        Tax        Illinois Department of Revenue
                                                           Springfield, Illinois


 Bond No.       Amount       Annual Premium                      Purpose                                               State
 --------       ------       --------------                      -------                                               -----
 6070758    $  150,000.00      $  262.50     Oversize/Overweight Loads on County Roads/Highways                          IL

 6095613    $  140,000.00      $  560.00     Installation of Pipeline under Orange County Roads                          TX

 6095688    $   15,000.00      $   45.00     26" Natural Gas Pipeline under Interstate Route Crossings in District #7    IL

 6112681    $   10,000.00      $   45.00     Excavation/Encroachment within Kentucky State Highway Right-Of-Way          KY

 6112698    $      670.00      $   60.00     Possession of condemned property of H. C. Freese, and the unknown
                                             heirs, successors and assigns of H. C. Freese                               TX

 6127314    $      670.00      $   60.00     Possession of condemned property of H. C. Freese, and the unknown
                                             heirs, successors and assigns of H. C. Freese                               TX

 6169094    $  600,000.00      $2,400.00     Financial Responsibility for Tax as Gasoline Distributor                    TX

 6169100    $  600,000.00      $2,400.00     Financial Responsibility for Tax as Gasoline Distributor                    TX

 6190340    $2,200,000.00      $3,850.00     Financial Responsibility for Tax as Gasoline Distributor                    IL

            $3,716,340.00      $9,682.50